EXHIBIT 99.1

NEWS	CONTACT: Murray H. Gross, President & CEO
U.S. Home Systems, Inc.
214.488.6300 mgross@ushomesystems.com

Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc.
818.379.8500 terrimac@pacbell.net

U.S. HOME SYSTEMS REPORTS OPERATING RESULTS FOR

SECOND QUARTER AND SIX-MONTH PERIODS

Q2 Revenues Increase 22 Percent — Consumer Finance Segment Becomes Profitable —

Conference Call Scheduled For After Close of Stock Market

DALLAS, TX., AUG. 5, 2004 — U.S. Home Systems, Inc. (NasdaqNMS: USHS) today reported financial results for the second quarter and six-month periods ended June 30, 2004. For the second quarter 2004, consolidated revenues increased 22 percent to $25,263,000 from $20,663,000 in the second quarter 2003. Net income in the second quarter 2004 was $406,000, or $0.06 per diluted share, compared with net income of $944,000, or $0.14 per diluted share, in the prior year period.

For the six months ended June 30, 2004, consolidated revenues increased 26 percent to $44,681,000 from $35,348,000 in the prior year period. Net income for the six months ended June 30, 2004 was $132,000, or $0.02 per diluted share, compared with net income of $349,000 or $0.05 per diluted share in the prior year period.

USHS is engaged in two lines of operations - the home improvement and the consumer finance business.

Home Improvement Operations: Revenues increased in each of the Company’s product lines – interior products (kitchen refacing, bathroom refacing and replacement windows) and exterior products (wood decks). Revenues, new sales orders and backlog for sales orders grew in all of the product lines in the interior and exterior segments.

Home improvement segment revenues increased $4,060,000, or 21 percent, in the second quarter 2004 to $23,797,000 from $19,737,000 in the second quarter of 2003 and net income was $373,000, as compared with $982,000 in the same period last year.

New sales orders for home improvement products grew to $29,103,000 in the second quarter of 2004 from $22,343,000, an increase of 30 percent, as compared with the same period last year. Backlog of uncompleted sales orders was $21,391,000 in the second quarter of 2004, as compared with $16,057,000 in the previous quarter ended March 31, 2004.

Consumer Finance Operations: Second quarter revenues in this business segment were $1,466,000, an increase of 58 percent, as compared with $926,000 in the second quarter 2003. Net income in consumer finance operations was $33,000, as compared with a net loss of $38,000 in the second quarter 2003. In February 2003, USHS changed its consumer finance business model from selling portfolios of retail installment obligations (RIOs) to financing portfolios of RIOs. The

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USHS REPORTS Q2 AND SIX-MONTH 2004 RESULTS

Company expects this strategy will provide it with greater earnings potential in the long-term because the finance charges earned over the life of the RIOs will be greater than the one-time premium previously earned upon the sale of the RIOs. The increase in revenues and resulting profitability in the second quarter of 2004 reflects increased interest income from the larger portfolio of RIOs as compared with the same prior year period.

“During the second quarter 2004, we accelerated the opening of certain markets in connection with our expansion program with The Home Depot,” said Murray H. Gross, Chairman, President and Chief Executive Officer of USHS. “Opening sales and manufacturing facilities in new markets requires capital expenditures for facilities improvements, machinery, furniture and fixtures, and other expenses, including engaging and training sales personnel and installers, and funding operating losses during the initial months following the opening of a facility. The decline in our consolidated net income is principally the result of operating losses from these new and recently opened operations in connection with our programs with The Home Depot. In addition, increased prices on raw materials utilized in our kitchen refacing and wood deck products adversely affected our gross profit margins and net income.”

Gross continued, “We are encouraged by the continued growth of all of our business segments in the second quarter. We believe new opportunities will be presented to us by The Home Depot as we continue to demonstrate our success in The Home Depot programs. Demand for our home improvement products remains very strong. We have turned the corner to profitability in our consumer finance segment, realizing the benefits of our modified business model. Although we anticipate that gross profit margins in our home improvement products business will remain at current levels in the third quarter of 2004, we expect our gross profit margins for our products will begin to increase in the fourth quarter of 2004 as we continue to absorb the fixed start-up costs in our new and recently opened operations that service The Home Depot programs.”

Management of USHS will host a conference call to discuss its second quarter and six months 2004 results at 3:15 p.m. CDT on Thursday, August 5, 2004.

To participate in the call, please dial 800-884-5695 (international callers dial 617-786-2960) at least five minutes prior to the start time of the call. The passcode for the call is 51140118. The call will also be simulcast and can be accessed on the Internet at www.fulldisclosure.com and www.streetevents.com.

For those who cannot listen to the live broadcast, an audio replay of the call will be available on these web sites for 14 days. A telephone replay of the call will also be available through August 19, 2004. To listen to the telephone replay, dial 888-286-8010 (617-801-6888 outside the U.S.) and enter conference passcode 78003414.

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USHS REPORTS Q2 AND SIX-MONTH 2004 RESULTS

FINANCIAL HIGHLIGHTS

	(unaudited) Quarter Ended June 30,
Consolidated Statements of Operations (In thousands, except shares and per share amounts)	2004	2003
Revenue	$25,263	$20,663
Income from operations	657	1,589
Income before income taxes	667	1,555
Net income	406	944
Net income per common share – basic	$0.06	$0.15
Net income per common share – diluted	$0.06	$0.14
Weighted average shares outstanding	6,977,392	6,747,278

	(unaudited) Six Months Ended June 30,
Consolidated Statements of Operations (In thousands, except shares and per share amounts)	2004	2003
Revenue	$44,681	$35,348
Income from operations	264	663
Income before income taxes	216	577
Net income	132	349
Net income per common share – basic and diluted	$0.02	$0.05
Weighted average shares outstanding	6,961,423	6,727,004

About U.S. Home Systems, Inc.

U.S. Home Systems, Inc. (www.ushomesystems.com) manufactures or procures, designs, sells and installs custom quality specialty home improvement products and provides financing services to customers of residential contractors throughout the United States. The Company’s home improvement products are marketed directly to consumers through a variety of media sources under nationally recognized brands, including The Home Depot® Cabinet Refacing, Century 21 Home Improvement, Renewal by Andersen®, and under our brands, Facelifters, Cabinet Clad and USA Deck-Designer Deck. The Company’s products lines include replacement kitchen cabinetry, kitchen cabinet refacing and countertop products utilized in kitchen remodeling, bathroom refacing and related products utilized in bathroom remodeling, wood decks and related accessories, replacement windows and patio doors. The Company manufactures its own cabinet refacing products, bathroom cabinetry and wood decks. The Company’s consumer financing business purchases retail installment obligations from residential remodeling contractors throughout the United States, including contracts originated by our own home improvement operations.

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USHS REPORTS Q2 AND SIX-MONTH 2004 RESULTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on a number of assumptions, including expectations for continued market growth and anticipated revenue levels. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. The Company’s ability to continue to grow sales and to expand geographically and through new products and acquisitions will be key to its success in the future. If the industry’s or the Company’s performance differs materially from these assumptions or estimates, U.S. Home Systems’ actual results could vary significantly from the estimated performance reflected in any forward-looking statements.

8/5/04

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